
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from the consolidated balance sheet as of 12/31/94 and the related consolidated statement of earnings, cash flows and notes to consolidated financial statements for the year ended
12/31/94 and is qualified in its entirety by reference to such financial statements and notes.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                                        12-MOS
<FISCAL-YEAR-END>                               DEC-31-1993
<PERIOD-START>                                  JAN-01-1994
<PERIOD-END>                                    DEC-31-1994
<CASH>                                                2,619
<SECURITIES>                                              0
<RECEIVABLES>                                        92,985
<ALLOWANCES>                                          3,706
<INVENTORY>                                          85,110
<CURRENT-ASSETS>                                    248,447
<PP&E>                                               73,478
<DEPRECIATION>                                       28,789
<TOTAL-ASSETS>                                      468,034
<CURRENT-LIABILITIES>                               148,273
<BONDS>                                             171,352
<COMMON>                                              3,648
<PREFERRED-MANDATORY>                                     0
<PREFERRED>                                               0
<OTHER-SE>                                           95,249
<TOTAL-LIABILITY-AND-EQUITY>                        468,034
<SALES>                                             303,618<F1>
<TOTAL-REVENUES>                                    525,833
<CGS>                                               244,411<F1>
<TOTAL-COSTS>                                       444,375
<OTHER-EXPENSES>                                     72,706<F2>
<LOSS-PROVISION>                                      4,296<F3><F4>
<INTEREST-EXPENSE>                                   18,549
<INCOME-PRETAX>                                     (81,415)
<INCOME-TAX>                                        (13,483)
<INCOME-CONTINUING>                                 (67,932)
<DISCONTINUED>                                            0
<EXTRAORDINARY>                                           0
<CHANGES>                                                 0
<NET-INCOME>                                        (67,932)
<EPS-PRIMARY>                                         (3.89)
<EPS-DILUTED>                                             0

<F1>See Note 18 of Notes to Consolidated Financial Statements
<F2>Includes $58,706 restructuring charge and $14,000 multi-employer pension plan withdrawal charge.
<F3>The provision for doubtful accounts and notes is included with Selling,
General and Administrative Expenses in the Consolidated Statement of
Earnings.
<F4>It also appears in the Consolidated Statement of Cash Flows under the title "Provision for losses on accounts receivables".

